                                                                  Exhibit 10.22a

                              SETTLEMENT AGREEMENT

               This Settlement Agreement (the "Settlement Agreement") is entered into and made effective the 13th day of May, 2002 (the "Effective Date") by and among RadioShack Corporation (formerly known as Tandy Corporation) ("RadioShack"), TE Electronics L.P. (formerly TE Electronics Inc.) ("TE Electronics"), and O'Sullivan Industries Holdings, Inc. ("O'Sullivan"). RadioShack, TE Electronics, and O'Sullivan are sometimes collectively referred to as the "Parties."

               WHEREAS, RadioShack and TE Electronics filed an action against O'Sullivan entitled Tandy Corp. and TE Electronics, Inc. v. O'Sullivan Industries Holdings, Inc., No. 352-179036-99, in the District Court of Tarrant County, Texas, 352nd Judicial District (the "Texas Action") asserting claims against O'Sullivan relating to the calculation of Tax Benefit Payments pursuant to an Amended and Restated Tax Sharing and Benefit Reimbursement Agreement between the Parties dated June 19, 1997 (the "Tax Benefit Agreement");

               WHEREAS, in a ruling dated October 8, 1999 the Court in the Texas Action held that ADR provisions of the Tax Benefit Agreement were triggered and ordered the Parties to resolve their dispute through the ADR provisions of the Tax Benefit Agreement;

               WHEREAS, RadioShack and TE Electronics initiated an arbitration proceeding against O'Sullivan (the "Arbitration") asserting that the interest expense arising from O'Sullivan's 1999 recapitalization is not deductible in calculating payments due from O'Sullivan to RadioShack under Section 5.03(a)(vi) of the Tax Benefit Agreement;

               WHEREAS, the Parties selected a panel of three arbitrators to decide the Arbitration (the "Panel") and the Panel conducted an arbitration hearing on October 8-12, 2001;

               WHEREAS, on March 18, 2002 the Panel issued a written opinion finding that the interest expense arising from O'Sullivan's 1999 recapitalization is not deductible in calculating payments due from O'Sullivan to RadioShack under Section 5.03(a)(vi) of the Tax Benefit Agreement;

               WHEREAS, it is the desire of the Parties to this Settlement Agreement to avoid the costs and uncertainties attendant upon further litigation or arbitration and to settle all claims between the Parties to this Settlement Agreement which have been brought or could have been brought related to the facts alleged in the Texas Action and the Arbitration upon the terms and conditions contained in this Settlement Agreement.

               NOW, THEREFORE, in consideration of the covenants and other terms set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the intent to be legally bound hereby, the Parties hereto, without any admission of fault or liability, do hereby agree as follows:

               1. Settlement Payment. Upon execution of this Settlement Agreement including the Releases (as defined below) by all the Parties, O'Sullivan will pay RadioShack, by wire transfer, $21,500,000, in settlement of all amounts due under the Tax Benefit Agreement for taxable years ending on or before December 31, 2001, including any interest on any underpayments or claimed underpayments, and in settlement of all disputes arising from, concerning, or relating to the Tax Benefit Agreement for taxable years ending on or before December 31, 2001. The settlement does not satisfy any claims RadioShack or TE Electronics has against RadioShack's (or TE Electronics') counsel or accountants as a result of any breach of duty owed to RadioShack or TE Electronics, respectively, said claims being expressly reserved.

               2. Future Payments. O'Sullivan shall compute Tax Benefit Payments for calendar 2002 and later years without deducting interest on debt incurred in its 1999 recapitalization. Further, O'Sullivan agrees not to assert a claim under Section 5.03(a)(iv) of the Tax Benefit Agreement with respect to interest expense on the debt incurred in the 1999 recapitalization. The Parties agree that, for purposes of calculating the Tax Benefit Payments for all taxable years, the amount of interest expense of the Holdings Group which is not deductible in computing the Tax Benefit Payments for such year is the least of the following:

               (a) 93% of the interest expense of the Holdings Group for such taxable year;

               (b) interest expense of the Holdings Group for such taxable year which exceeds $2 million; or

               (c) interest expense on the Base Indebtedness (as defined below) for such taxable year.

The "Base Indebtedness" is an amount equal to the least of

               (1)    $250 million;

               (2) the amount of consolidated indebtedness of the Holdings Group at the end of such taxable year, less $26.0 million; or

               (3) the amount of consolidated indebtedness of the Holdings Group at the end of any taxable year ending after January 1, 2000.

               3. Tax Benefit Deductions Created by the Tax Benefit Payments. O'Sullivan and RadioShack agree that the Tax Benefit Payments made by O'Sullivan to RadioShack prior to January 1, 2002 are shown on the attached Schedule 1. The Parties agree that Exhibit A of the Tax Benefit Agreement will be adjusted for all Tax Benefit Payments reflected on the attached Schedule 1. The Parties also agree that Exhibit A of the Tax Benefit Agreement shall be revised to reflect all Tax Benefit Payments paid to RadioShack after December 31, 2001 for purposes of calculating the Tax Benefit Deductions for all taxable years beginning after December 31, 2001.

               4. Tax Loss Carrybacks. O'Sullivan agrees, for itself and on behalf of its subsidiaries, not to seek from RadioShack refunds of any Tax Benefit Payments for any net operating losses carried back, or deemed to be carried back, from taxable years ending after December 31, 2001, to taxable years ending prior to January 1, 2002.

               5. Goodwill Amortization Schedule. O'Sullivan agrees, for itself and on behalf of its subsidiaries, to amortize all goodwill reflected in
Schedule 1 attached hereto over the useful life of the goodwill prescribed by Internal Revenue Code Section 197(a).

               6. Tax Benefit Payments for Taxable Years Ending prior to January 1, 2002. Notwithstanding Section 4.02(b) of the Tax Benefit Agreement, if there is a Change to any taxable year ending prior to January 1, 2002:

               (a) RadioShack shall not be required to reimburse O'Sullivan for any taxes, interest expense, penalties, or any other costs associated with such Change unless the Change is related to a permanent disallowance of any or all of the goodwill amortization for a taxable year ending prior to January 1, 2002. A "permanent disallowance of any or all of the goodwill amortization" is defined as an action by the IRS that results in a final determination disallowing a deduction for any or all of the goodwill amortization in a manner which does not make any or all of the goodwill amortization deduction available as a deduction in any prior taxable year or subsequent taxable year.

               (b) If there is a Change to any taxable year ending prior to January 1, 2002 which involves a permanent disallowance of any or all of the goodwill amortization, RadioShack shall, in accordance with the Tax Benefit Agreement, reimburse O'Sullivan for the cost of such disallowance, except that, in the event of such a Change, RadioShack and O'Sullivan agree that a reduction in the amount of interest expense owed by RadioShack will be necessary to reflect the fact that RadioShack did not receive payment of Tax Benefit Payments in 1999, 2000 and 2001 calculated without deducting interest on debt incurred in its 1999 recapitalization.

               7. Dismissal of Action. Upon the execution of this Settlement Agreement including the Releases (as defined below) by all the Parties, RadioShack and TE Electronics shall take all steps necessary to dismiss with prejudice the Arbitration and the claims against O'Sullivan in Tandy Corp. and TE Electronics, Inc. v. O'Sullivan Industries Holdings, Inc., No. 352-179036-99, in the District Court of Tarrant County, Texas, 352nd Judicial District. Notwithstanding the foregoing, nothing in this Settlement Agreement or in the Releases shall be construed in any manner as releasing any cause of action arising out of (i) any breach by RadioShack's or TE Electronics' counsel or accountants of a duty owed to RadioShack or TE Electronics; or (ii) a breach by O'Sullivan's counsel or accountants of a duty owed to O'Sullivan.

               8. Releases. Concurrent with the execution hereof, the Parties have executed the Release and Covenant Not to Sue (each a "Release") to which it is a party, attached hereto as Exhibits A and B, respectively. RadioShack and TE Electronics specifically acknowledge that the Release covers both claims that RadioShack and TE Electronics know about and those that each Party does not know about. RadioShack and TE Electronics acknowledge that they may hereafter discover claims or facts in addition to or different from these which they now know or believe to exist and which, if known or suspected at the time of executing this Settlement Agreement, may have materially affected the decision to execute this Settlement Agreement. Nevertheless, RadioShack and TE Electronics hereby waive any right, claim, or cause of action that might arise as a result of such different or additional claims or facts. Notwithstanding the foregoing, nothing in this Settlement Agreement or in the Releases shall be construed in any manner as releasing any cause of action arising out of (i) a breach by RadioShack's or TE Electronics' counsel or accountants of any duty owed to RadioShack or TE Electronics; or (ii) a breach by O'Sullivan's counsel or accountants of a duty owed to O'Sullivan.

               9. No Costs. The Parties agree to bear their own costs, including, but not limited to, attorneys fees and costs associated with the Texas Action, the Arbitration (including their half of the costs of the Arbitration), and the execution and delivery of this Settlement Agreement. Notwithstanding the foregoing, nothing in this Settlement Agreement or in the Releases shall be construed in any manner as releasing any cause of action arising out of (i) any breach by RadioShack's or TE Electronics' counsel or accountants of any duty owed to RadioShack or TE Electronics; or (ii) a breach by O'Sullivan's counsel or accountants of a duty owed to O'Sullivan.

               10. Complete Settlement. Subject to the terms of Exhibits A and B, which control over this Section, this Settlement Agreement shall be a full, binding and complete settlement among the Parties. This Settlement Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Settlement Agreement and supercedes any prior agreements and understandings with respect to such subject matter. This Settlement Agreement may be changed, waived, modified, or terminated only by a written instrument signed by all Parties to this Settlement Agreement.

               11. No Admission. This Settlement Agreement is a compromise of disputes and claims and nothing herein shall be deemed or construed to be an admission or concession of any liability or wrongdoing whatsoever. All Parties expressly deny liability as to all such



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
disputes and claims and intend merely to avoid further litigation, burden and expense with respect thereto.

               12. Authority. Any individual signing this Settlement Agreement on behalf of any Party represents and warrants that he or she has full authority to do so.

               13. No Assignment. No Party to this Settlement Agreement shall be entitled to delegate or assign its respective rights, duties or obligations hereunder without the prior written consent of all Parties.

               14. Counterparts and Fax Signatures. This Settlement Agreement may be signed using one or more counterparts and by the use of facsimile transmission of signatures. The several executed copies together shall be considered an original and shall be binding on the Parties.

               15. Governing Law. This Settlement Agreement is governed by, and is to be construed in accordance with, the laws of the State of New York without reference to any choice or conflicts of law principles.

               16. Voluntary Agreement. This Settlement Agreement is fully and voluntarily entered into by the Parties hereto. Each Party states that it has read this Settlement Agreement, has obtained advice of counsel, understands all of this Settlement Agreement, and executes this Settlement Agreement voluntarily and of its own free will and accord with full knowledge of the legal significance and consequences of this Settlement Agreement.

               17. Execution. This Settlement Agreement will become binding and effective upon the exchange of facsimile copies of the required signatures and the receipt by RadioShack of the $21,500,000 payment referenced herein.



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
               18. Defined Terms. Capitalized terms used herein without definition shall have the respective definitions assigned to them in the Tax Benefit Agreement.

        WHEREFORE, the Parties hereby acknowledge their agreement and consent to the terms and conditions set forth above through the signatures of their duly authorized representatives:



O'SULLIVAN INDUSTRIES                  RADIOSHACK CORPORATION, FKA
HOLDINGS, INC.                         TANDY CORPORATION

BY: /s/ Phillip J. Pacey               BY: /s/ Mark C. Hill
    ----------------------------           -------------------------------------


ITS: Senior VP & CFO                   ITS: Sr. Vice Pres., Gen. Counsel,
     ---------------------------            Corp. Secty.
                                            ------------------------------------

DATED: May 13, 2002                    DATED: May 13, 2002



                                       TE ELECTRONICS  L.P., FKA
                                       TE ELECTRONICS INC.


                                       BY: /s/ Mark C. Hill
                                           -------------------------------------

                                       ITS: Vice President & Secretary
                                            ------------------------------------

                                       DATED: May 13, 2002

                                    EXHIBIT A

              RELEASE AND COVENANT NOT TO SUE FROM RADIOSHACK AND
                     TE ELECTRONICS IN FAVOR OF O'SULLIVAN


               RadioShack Corp. (formerly known as Tandy Corp.) ("RadioShack") and TE Electronics L.P. (formerly known as TE Electronics Inc.) ("TE Electronics") agree to the following Release and Covenant Not to Sue:

               For consideration received (including but not limited to the promises and agreements set forth in the Settlement Agreement, dated May 13, 2002 (the "Settlement Agreement"), by and among RadioShack, TE Electronics, and O'Sullivan Industries Holdings, Inc. ("O'Sullivan"), the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound hereby, RadioShack and TE Electronics agree as follows:

               Except as set forth below, RadioShack and TE Electronics, and each of their respective subsidiaries, affiliates, successors or assigns, (herein separately and collectively, the "Releasor") hereby expressly and unconditionally RELEASES, ACQUITS AND FOREVER DISCHARGES O'Sullivan and each of its subsidiaries, affiliates, successors or assigns, directors, officers, employees, financial advisors, underwriters, agents, accountants, attorneys and stockholders (herein separately and collectively, the "Releasees"), from any and all actions, causes of action and suits, counterclaims and joinders, in law, in equity or otherwise (including without limitation arbitration and administrative proceedings), whether in contract, in tort, or otherwise, whether now known or unknown, which the Releasor ever had from the beginning of time through December 31, 2001 concerning, arising from, or related to the Tax Benefit Agreement, specifically including but not limited to interest on any underpayments or claimed underpayments of Tax Benefit Payments through December 31, 2001 and all disputes arising from, concerning or relating to the Tax Benefit Agreement for taxable years ending on or before December 31, 2001. Notwithstanding the foregoing, nothing contained in the Settlement Agreement or this Release shall be construed in any manner as releasing any claims or causes of action which RadioShack or TE Electronics has or may have against any of their current or former accountants, accounting firms, lawyers or law firms (collectively, "RadioShack's Professionals"), even if any of RadioShack's Professionals are now, at one time were or may have been, financial advisors, accountants or attorneys of O'Sullivan, said claims and causes of action against RadioShack's Professionals being expressly reserved and not released. Neither the Settlement Agreement nor this Release in any manner prejudices or otherwise limits the rights of RadioShack or TE Electronics, or both, to recover damages, specifically including but not limited to interest on any underpayments or claimed underpayments of Tax Benefit Payments through December 31, 2001 and all disputes arising from, concerning or relating to the Tax Benefit Agreement for taxable years ending on or before December 31, 2001, against any of RadioShack's Professionals, and the payments and other consideration described in the Settlement Agreement are not full and total satisfaction of RadioShack's and TE Electronics' damages.

               This Release and Covenant Not to Sue shall not be altered or modified in any way except by written consent of authorized representatives of Releasor and Releasees. This Release and Covenant Not to Sue shall be governed by the laws of the State of New York without reference to the choice of law principles thereof.

RADIOSHACK CORPORATION, FKA            TE ELECTRONICS L.P., FKA
TANDY CORPORATION                      TE ELECTRONICS INC.

BY:                                    BY:
   -----------------------------           ---------------------------------

ITS:                                   ITS:
   -----------------------------           ---------------------------------

DATED: May 13, 2002                    DATED: May 13, 2002



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
                                    EXHIBIT B

          RELEASE AND COVENANT NOT TO SUE FROM O'SULLIVAN IN FAVOR OF
                         RADIOSHACK AND TE ELECTRONICS

               O'Sullivan Industries Holdings, Inc. ("O'Sullivan") agrees to the following Release and Covenant Not to Sue:

               For consideration received (including but not limited to the promises and agreements set forth in the Settlement Agreement, dated May 13, 2002 (the "Settlement Agreement"), by and among RadioShack, TE Electronics and O'Sullivan, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound hereby, O'Sullivan agrees as follows:

               O'Sullivan, and each of its respective subsidiaries, affiliates, successors or assigns, (herein separately and collectively, the "Releasor") hereby expressly and unconditionally RELEASES, ACQUITS AND FOREVER DISCHARGES RadioShack Corporation ("RadioShack") and TE Electronics L.P. ("TE Electronics") and each of their subsidiaries, affiliates, successors or assigns, agents, attorneys, accountants and shareholders (herein separately and collectively, the "Releasees"), from any and all actions, causes of action and suits, counterclaims and joinders, in law, in equity or otherwise (including without limitation arbitration and administrative proceedings), whether in contract, in tort, or otherwise, whether now known or unknown, which the Releasor ever had from the beginning of time through December 31, 2001 concerning, arising from, or related to the Tax Benefit Agreement. Notwithstanding the foregoing, nothing herein shall be construed in any manner as releasing any cause of action arising out of a breach by O'Sullivan's counsel or accountants of a duty owed to O'Sullivan.

               This Release and Covenant Not to Sue shall not be altered or modified in any way except by written consent of authorized representatives of Releasor and Releasees. This Release and Covenant Not to Sue shall be governed by the laws of the State of New York without reference to the choice of law principles thereof.

O'SULLIVAN INDUSTRIES HOLDINGS, INC.

BY:
   -----------------------------

ITS:
    -----------------------------

DATED: May 13, 2002



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